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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          March 12, 1998
                                                          --------------

                           ALLIANCE IMAGING, INC.
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            (Exact name of registrant as specified in its charter)


     DELAWARE                       0-16334                     33-0239910
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(State or Other              (Commission File Number)       (I.R.S. Employer
 Jurisdiction                                               Identification No.)
of Incorporation)

                        1065 NORTH PACIFICENTER DRIVE,
                                   SUITE 200
                          ANAHEIM, CALIFORNIA 92806
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          (Address of principal executive offices including Zip Code)

                               (714) 688-7100
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              (Registrant's telephone number,including area code)

                                     N.A.
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               (Former name or former address, if changed since
                             last report)
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ITEM 5.   OTHER EVENTS.

          On March 12, 1998, Alliance Imaging, Inc. (the "Company") and two of its wholly owned subsidiaries entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Company, through such subsidiaries, will acquire (the "Acquisition") all of the outstanding common stock of CuraCare, Inc. and all of the partnership interests in American Shared-CuraCare (together, "American-Shared CuraCare") both of which are operating subsidiaries of American Shared Hospital Services ("ASHS"). The purchase price includes approximately $13.6 million in cash and the assumption of liabilities, including $26.1 million of debt. The Company intends to finance the transaction with bank financing. The transaction is subject to customary conditions and the receipt of necessary regulatory approvals, and is expected to close by July 1998.

          In connection with the Purchase Agreement, wholly owned subsidiaries of the Company also entered into stockholders agreements (the "Stockholders Agreements") pursuant to which stockholders of approximately 44.4% of ASHS' outstanding common stock (including options in respect of approximately 23.9% ASHS' outstanding common stock (assuming the full exercise of such options)) agreed and granted a proxy to vote their shares of common stock (and exercise their common stock options and thereafter vote the common stock issued thereunder) in favor of the Acquisition.

          The Company's management believes that synergies between American-Shared CuraCare and the Company are likely to result in future cost savings. The Company's management also believes that, without giving effect to any synergies, the Acquisition will improve the Company's credit ratios.

          This event is the subject of a press release issued by the Company and ASHS on March 12, 1998, a copy of which is attached hereto as EXHIBIT 99 and is incorporated herein by reference.

          THIS FORM 8-K CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS RELATING TO POTENTIAL SYNERGIES TO BE OBTAINED AS A RESULT OF THE ANNOUNCED TRANSACTION AND THE EFFECT OF THE ANNOUNCED TRANSACTION ON THE COMPANY'S CREDIT RATIOS. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT ANY SUCH MATTERS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) COMPETITIVE PRESSURE IN THE COMPANY'S INDUSTRY INCREASES SIGNIFICANTLY, (2) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESS OF THE COMPANY, AMERICAN SHARED-CURACARE OR ANY OTHER BUSINESSES TO BE ACQUIRED ARE GREATER THAN EXPECTED, (3) THE ABILITY TO RENEW OR EXTEND EXISTING CONTRACTS AND
          (4) GENERAL ECONOMIC CONDITIONS BECOMING LESS FAVORABLE THAN EXPECTED.



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                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLIANCE IMAGING, INC.
                                        (Registrant)



Dated  March 12, 1998                   By:  /s/ Richard N. Zehner
                                             ----------------------
                                             Name:  Richard N. Zehner
                                             Title:  Chairman and Chief
                                                     Executive Officer

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                                 EXHIBIT INDEX

Exhibit No.                      Description
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   99              Press Release dated March 12, 1998